Exhibit 4.3

Execution Copy

WARRANT AGREEMENT

Dated as of July 1, 2013

between

KCG Holdings, Inc.

and

Computershare Shareowner Services LLC,

as Warrant Agent

Warrants for

Common Stock

-i-

Exhibit A	—	Class A Warrant Certificate
Exhibit B	—	Class B Warrant Certificate
Exhibit C	—	Class C Warrant Certificate
Exhibit D	—	Notice of Exercise

-ii-

WARRANT AGREEMENT (this “Agreement”), dated as of July 1, 2013, between KCG Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Shareowner Services LLC, a New Jersey limited liability company, as warrant agent (the “Warrant Agent”);

WHEREAS, the Company, GETCO Holding Company, LLC, a Delaware limited liability company (“GETCO”), GA-GTCO, LLC, a Delaware limited liability company (“GA-GTCO”), and Knight Capital Group, Inc., a Delaware corporation, entered into an Agreement and Plan of Merger, dated as of December 19, 2012, as amended and restated on April 15, 2013 and as my be further supplemented and amended from time to time (the “Merger Agreement”), providing for, among other things, the merger of GA-GTCO with and into GA-GTCO Acquisition, LLC, the merger of Knight Acquisition Corp with and into Knight Capital Group, Inc., and the merger of GETCO Acquisition, LLC with and into GETCO (the “Mergers”);

WHEREAS, in partial consideration of the Mergers and the other transactions contemplated by the Merger Agreement, the Company has agreed to issue Class A warrants (each, a “Class A Warrant” and collectively, the “Class A Warrants”), Class B warrants (each, a “Class B Warrant” and collectively, the “Class B Warrants”) and Class C warrants (each, a “Class C Warrant” and collectively, the “Class C Warrants” and, the Class C Warrants together with the Class A Warrants and the Class B Warrants, the “Warrants”) to purchase shares of its Class A common stock, par value $0.01 per share (the “Common Stock”), to certain former holders of GETCO and GA-GTCO as set forth in the Merger Agreement;

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange, replacement, cancellation and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which the Warrants shall be issued and exercised and the respective rights and obligations of the Company, the Warrant Agent and the registered owners of the Warrants (each, a “Holder” and collectively, the “Holders”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the Company and the Warrant Agent agree as follows:

ARTICLE I

ISSUANCE AND EXERCISE OF WARRANTS

Section 1.1 Form of Warrant. Each Class A Warrant, Class B Warrant and Class C Warrant shall be evidenced by a certificate substantially in the corresponding form attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively (any such certificate, a “Warrant Certificate” and collectively, “Warrant Certificates”). Each Warrant Certificate shall have such insertions as the Company determines are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company determines may be required to comply with this Agreement, any applicable law or any rule of any securities exchange on which the Warrants or the Common Stock may be listed. Each Warrant Certificate shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or one of its Executive Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary. The signature of any such officers on the Warrant Certificates may be manual or facsimile. Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement. Each Warrant Certificate, when so signed on behalf of the Company, shall be delivered to the Warrant Agent together with an order for the countersignature and delivery of such Warrant.

Section 1.2 Countersignature of Warrants. The Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) shall, upon receipt of any Warrant Certificate executed on behalf of the Company, countersign such Warrant Certificate by manual or facsimile signature and such Warrant Certificate shall not be valid for any purpose unless and until so countersigned. Warrant Certificates may be countersigned and delivered, notwithstanding the fact that the persons or any one of them who signed the Warrants on behalf of the Company shall have ceased to be proper signatories prior to the delivery of such Warrants or were not proper signatories on the date of this Agreement. Each Warrant Certificate shall be dated as of the date of its countersignature by the Warrant Agent. The Warrant Agent’s countersignature shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.

Section 1.3 Exercise Number; Exercise Price. Each Warrant initially entitles its Holder to purchase from the Company one (1) (the “Exercise Number”) share of Common Stock (such share or shares of Common Stock issued or issuable upon exercise of any Warrant or Warrants, each, a “Warrant Share” and collectively, the “Warrant Shares”) for a purchase price per share of Common Stock of (i) in the case of a Class A Warrant, $12.00, (ii) in the case of a Class B Warrant, $13.50, and (iii) in the case of a Class C Warrant, $15.00 (as applicable, the “Exercise Price”). The Exercise Number and the Exercise Price are subject to adjustment as provided in Article II, and all references to “Exercise Number” and “Exercise Price” in this Agreement shall be deemed to include any such adjustment or series of adjustments. Upon every adjustment of the Exercise Number or Exercise Price, the Company shall promptly thereafter give written notice thereof to the Warrant Agent in accordance with Section 2.11 hereof, and until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively that no such adjustment has been made. The Warrant Agent shall be fully protected in relying upon any such written notice delivered in accordance with Section 2.11 hereof, and on any adjustment therein contained.

Section 1.4 Term of Warrants. All or a portion of the Warrants are exercisable by the Holder at any time and from time to time on or after the date of this Agreement until 5:00 p.m., New York City time, on (i) in the case of a Class A Warrant, the four (4)-year anniversary of the date of this Agreement, (ii) in the case of a Class B Warrant, the five (5)-year anniversary of the date of this Agreement and (iii) in the case of a Class C Warrant, the six (6)-year anniversary of the date of this Agreement (as applicable, the “Expiration Date”).

Section 1.5 Exercise of Warrants. A Warrant may be exercised by surrender of the Warrant Certificate or Certificates evidencing such Warrant to be exercised and by delivery to the Warrant Agent (or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Holders pursuant to Section 4.1) a notice of exercise in the form attached hereto as Exhibit D, properly completed and duly signed, which signature shall be guaranteed by a member of a recognized guarantee medallion program at a guarantee level satisfactory to the Warrant Agent, together with payment of the Exercise Price for the Warrant Shares thereby purchased in accordance with Section 1.6, and all applicable taxes and charges. As promptly as practicable after receiving a notice of exercise to purchase Warrant Shares, the Warrant Agent shall notify the Company of such exercise and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

Section 1.6 Payment of Exercise Price. Payment of the aggregate Exercise Price for all Warrant Shares purchased may be made, at the option of the Holder, either (a) in cash or by certified or official bank check payable to the Warrant Agent or (b) by delivering a written direction to the Warrant Agent that the Holder desires to exercise the Warrants pursuant to a “cashless exercise,” in which case the Holder will receive a number of Warrant Shares that is equal to the aggregate number of Warrant Shares for which the Warrants are being exercised less the number of Warrant Shares that have an aggregate Market Price on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price for such Warrant Shares, as determined solely by the Company. For the avoidance of doubt, if Warrants are exercised such that, in the Company’s sole determination, the aggregate Exercise Price would exceed the aggregate value (as measured by the Market Price) of the Warrant Shares issuable upon exercise, no amount shall be due and payable by the Holder to the Company, and such exercise shall be null and void and no Warrant Shares shall thereupon be issued and the Warrants shall continue in effect. The Warrant Agent shall have no duty or obligation to make any calculation or determination with respect to any “cashless exercise” or to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such “cashless exercise,” pursuant to this Section 1.6, is accurate or correct.

Section 1.7 Registry of Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a registry showing the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. Except as otherwise provided in this Agreement or in the Warrant Certificate, the Company and the Warrant Agent may deem and treat any Person in whose name a Warrant Certificate is registered in the registry as the absolute owner of such Warrant Certificate.

Section 1.8 Exchange of Warrant Certificates. Each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates of like class and tenor and representing the same aggregate number of Warrants. Any Holder desiring to exchange a Warrant Certificate or Certificates shall deliver a written request to the Warrant Agent and shall properly endorse and surrender the Warrant Certificate or Certificates to be so exchanged, all in form reasonably satisfactory to the Company and the Warrant Agent, and pay all applicable taxes and charges, if any. Thereupon, the Company shall execute, and the Warrant Agent shall countersign and deliver to the Holder, a new Warrant Certificate or Certificates, as so requested, in such name or names as such Holder shall designate.

Section 1.9 Cancellation of Warrant Certificates. If and when any Warrant Certificate has been exercised in full, the Warrant Agent shall promptly cancel and destroy such Warrant Certificate following its receipt from the Holder. Upon exercise of a Warrant Certificate in part and not in full, the Warrant Agent shall issue and deliver or shall cause to be issued and delivered to the Holder a new Warrant Certificate or Certificates evidencing the Holder’s remaining Warrants. The Warrant Agent is hereby irrevocably authorized and directed to countersign and deliver such required new Warrant Certificate or Certificates, and the Company, whenever requested by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose. The Warrant Agent and no one else may cancel and destroy Warrant Certificates surrendered for transfer, exchange, replacement, cancellation or exercise. The Warrant Agent must deliver a certificate of such destruction and cancellation (or, if requested by the Company, the cancelled Warrant Certificates) to the Company. The Company may not issue new Warrant Certificates to replace cancelled Warrant Certificates that have been exercised or purchased by it.

Section 1.10 No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon any exercise of Warrants. In lieu of any fractional Warrant Shares that would otherwise be issued to a Holder upon exercise of any Warrants, such Holder shall receive a cash payment equal to the product of the Market Price of the Common Stock on the trading day on which such Warrants are exercised and the fraction of a Warrant Share to which such Holder would otherwise be entitled, as determined solely by the Company.

Section 1.11 Lost, Stolen, Destroyed or Mutilated Warrants. Upon receipt by the Company and the Warrant Agent of proof reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate and, if requested, an indemnity or bond, and in the case of mutilation, upon surrender of such Warrant Certificate for cancellation, the Company shall deliver or shall cause to be delivered, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

Section 1.12 Transferability and Assignment. At the option of the Holder thereof, the Warrants and all rights under the Warrant Certificate may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, by the registered Holder or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered and registered in the name of one or more transferees, upon surrender in accordance with Section 1.8 and upon compliance with all applicable laws, as determined solely by the Company.

Section 1.13 Issuance of Warrant Certificates. When any Holder, transferee of a Holder or other designee of a Holder is entitled to receive a new or replacement Warrant

Certificate, whether pursuant to Section 1.8, 1.9, 1.11 or 1.12, the Company shall issue or shall cause to be issued such new or replacement Warrant Certificate within a reasonable time, not to exceed three (3) business days. The Company shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for the purpose of issuing any new or replacement Warrant Certificates and written instructions to the Warrant Agent with respect thereto, and the Warrant Agent shall countersign such Warrant Certificates in accordance with such written instructions.

Section 1.14 Issuance of Warrant Shares. Upon the exercise of any Warrants, the Company shall deliver or shall cause to be delivered the number of full Warrant Shares to which such Holder shall be entitled, together with any cash to which such Holder shall be entitled in respect of fractional Warrant Shares pursuant to Section 1.10, within a reasonable time, not to exceed three (3) business days. All Warrant Shares shall be issued in such name or names as the exercising Holder may designate and delivered to the exercising Holder or its nominee or nominees.

Section 1.15 Charges, Taxes and Expenses. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or charges which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates (if any) for Warrant Shares in a name other than that of the registered holder of such Warrants; provided, further, that the Warrant Agent shall have no duty or obligation to take any action that requires the payment of any such taxes or charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid.

Section 1.16 Issued Warrant Shares. The Company hereby represents and warrants that all Warrant Shares issued in accordance with the terms of this Agreement will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Holder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Warrant Shares so issued will be deemed to have been issued to a Holder as of the close of business on the date on which the Warrants were duly exercised, notwithstanding that the stock transfer books of the Company may then be closed or certificates (if any) representing such Warrant Shares may not be actually delivered on such date.

Section 1.17 Reservation of Sufficient Warrant Shares. There have been reserved, and the Company shall at all times through the Expiration Date keep reserved, out of its authorized but unissued Common Stock, solely for the purpose of the issuance of Warrant Shares in accordance with the terms of this Agreement, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash that may be payable upon exercise of Warrants in respect of fractional Warrant Shares pursuant to Section 1.10. The Company shall furnish such transfer agent with a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 4.1. For the avoidance of doubt, except as expressly set forth herein, the Warrant Agent, in its capacity as warrant agent hereunder, shall have no duties or responsibilities under this Agreement with respect to the issuance of any Warrant Shares or the payment of any cash that may be payable upon exercise of any Warrants.

Section 1.18 Registration and Listing. The Company will use commercially reasonable efforts to (a) procure, at its sole expense, the listing of the Warrant Shares issuable upon exercise of the Warrants at any time, subject to issuance or notice of issuance, on the principal stock exchanges on which the Common Stock is then listed or traded and (b) maintain such listings at all times (during which the Company has Common Stock listed on a stock exchange) after issuance. The Company shall use reasonable best efforts to ensure that the Warrant Shares and the Warrants may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which such shares of its Common Stock (including the Warrant Shares) are listed or traded.

Section 1.19 No Impairment. The Company will not, and the Company will cause its subsidiaries not to, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Agreement. The Company shall at all times in good faith assist in the carrying out of all provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders.

Section 1.20 CUSIP Numbers. The Company, in issuing the Warrants, may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent, if requested in writing by the Company, shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that the Warrant Agent shall not be responsible for the correctness of any such numbers, and that, if requested by the Company in writing, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

Section 1.21 Purchase of Warrants by the Company; Cancellation. The Company shall have the right, except as limited by applicable law, other agreements or as provided herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it and the applicable Holder may deem appropriate. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent with written instruction that such Warrants be retired and, for the avoidance of doubt, if the approval of Holders is required to take any action, the Company’s (or any of its subsidiaries’ or affiliates’) ownership in any Warrants shall not be considered in calculating whether the requisite number of Warrants have approved such action.

Section 1.22 No Rights as Stockholders. A Warrant shall not, prior to its exercise, confer upon its Holder or such Holder’s transferee, in such Holder’s or such transferee’s capacity as a Warrant Holder, the right to vote or receive dividends, or consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

ARTICLE II

ANTIDILUTION PROVISIONS

Section 2.1 Adjustments and Other Rights. The Exercise Price and the Exercise Number shall be subject to adjustment from time to time as provided by this Article II; provided, however, that if more than one section of this Article II is applicable to a single event, the section shall be applied that produces the largest adjustment, and no single event shall cause an adjustment under more than one section of this Article II so as to result in duplication. Whenever an adjustment is made pursuant to this Article II, written notice of such adjustment shall be delivered to the Warrant Agent in accordance with Section 2.11 hereof, and until such written notice is received by the Warrant Agent, the Warrant Agent may presume conclusively that no such adjustment has been made.

Section 2.2 Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (a) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Exercise Number at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying the Exercise Number effective immediately prior to such event by a fraction (x) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event. In such event, the Exercise Price per share of Common Stock in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Exercise Number immediately prior to such adjustment and (ii) the denominator of which shall be the new Exercise Number determined pursuant to the immediately preceding sentence.

Section 2.3 Certain Issuances of Common Shares or Convertible Securities. If the Company shall issue shares of Common Stock (or rights or warrants or other securities exercisable or convertible into or exchangeable (collectively, a “conversion”) for shares of Common Stock) (collectively, “convertible securities”) (other than in Permitted Transactions (as defined below) or a transaction to which Section 2.2 is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 95% of the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities) then, in such event:

(a) the Exercise Number in effect immediately prior to such event (the “Initial Number”) shall, on pricing of such shares (or of such convertible securities), be increased to the number obtained by multiplying the Initial Number by a fraction (i) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which convertible securities may be exercised or convert) and (ii) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which convertible securities may be exercised or convert) would purchase at the Market Price on the last trading day preceding the date of the agreement on pricing such shares (or such convertible securities); and

(b) the Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such convertible securities) shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of the applicable Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of the applicable Warrant immediately after the adjustment described in paragraph (a) above.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or convertible securities shall be deemed to be equal to the sum of the net offering price (after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such convertible securities into shares of Common Stock; and “Permitted Transactions” shall include issuances (i) as consideration for or to fund the acquisition of businesses and/or related assets and (ii) in connection with employee benefit plans and compensation related arrangements approved by the Board of Directors. Any adjustment made pursuant to this Section 2.3 shall become effective immediately upon the date of such issuance.

Section 2.4 Other Distributions.

(a) If the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding dividends of its Common Stock and other dividends or distributions referred to in Section 2.2), in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately upon occurrence of the record date to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such total subtracted amount, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed. In such event, the Exercise Number shall be increased to the number obtained by multiplying the Exercise Number immediately prior to such adjustment by the quotient of (x) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

(b) No adjustment in the Exercise Price or Exercise Number need be made under Section 2.4(a) if the Company agrees to issue or distribute, as applicable, to each Holder, upon payment of the Exercise Price, in addition to the applicable Warrant Shares issuable upon such payment, the assets referred to in that paragraph which each Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

Section 2.5 Certain Repurchases of Common Stock. If the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which (a) the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which (b) the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the Exercise Number shall be increased to the number obtained by multiplying the Exercise Number immediately prior to such adjustment by the quotient of (x) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the Exercise Price or decrease in the Exercise Number shall be made pursuant to this Section 2.5.

Section 2.6 Business Combinations or Reclassifications of Common Stock. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 2.2), a Holder’s right to receive shares upon exercise of a Warrant shall be converted into the right to exercise such Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to such Holder’s right to exercise a Warrant in exchange for any shares of stock or other securities or property pursuant to this section. In determining the kind and amount of stock, securities or the property receivable upon exercise of a Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a Holder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount to be withheld in the case of a “cashless exercise” pursuant to Section 1.6 from stock, securities or the property that would otherwise be delivered to a Holder upon exercise of Warrants following any Business Combination, the amount of such stock, securities or property to be withheld shall have a Market Price equal to the aggregate Exercise Price as to which such Warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such Warrants are exercised and the Notice of Exercise is delivered to the Warrant Agent; provided, however, that in the case of any property that is not a security, the Market Price of such property shall be deemed to be its fair market value as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided, further, that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Section 2.7 Rounding of Calculations; Minimum Adjustments. All calculations under this Article II shall be made by the Company to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Article II to the contrary notwithstanding, no adjustment in the Exercise Price or the Exercise Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more, or on exercise of a Warrant if it shall earlier occur.

Section 2.8 Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Article II shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (a) issuing to a Holder of Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (b) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment, subject to any retroactive readjustment in accordance with Section 2.9(b).

Section 2.9 Other Events; Provisions of General Applicability.

(a) Neither the Exercise Price nor the Exercise Number shall be adjusted in the event of, solely (i) a change in the par value of the Common Stock or (ii) a change in the jurisdiction of incorporation of the Company.

(b) In the event that any dividend or distribution described in this Article II is not so made, the Exercise Price and the Exercise Number then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price and the Exercise Number that would then be in effect if such record date had not been fixed.

(c) If an adjustment of the Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

Section 2.10 Statement Regarding Adjustments. Whenever the Exercise Price or the Exercise Number shall be adjusted as provided in this Article II, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Exercise Number after such adjustment. The Company shall deliver to the Warrant Agent a copy of such statement and shall cause a copy of such statement to be sent or communicated to the Holders pursuant to Section 4.1.

Section 2.11 Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Article II (but only if the action of the type described in this Article II would result in an adjustment in the Exercise Price or the Exercise Number or a change in the type of securities or property to be delivered upon exercise of a Warrant), the Company shall deliver to the Warrant Agent a written notice and shall cause such written notice to be sent or communicated to the Holders in the manner set forth in Section 4.1, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts and calculations with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action. The Warrant Agent shall be fully protected in relying upon any such written notice delivered in accordance with this Section 2.11, and on any adjustment or other information therein contained, and shall not be obligated to take any such action of the type described in this Article II unless and until it shall have received such written notice. The Warrant Agent shall have no duty to determine when an adjustment pursuant to this Article II, or otherwise, should be made, how any such adjustment should be calculated, or the amount of any such adjustment.

Section 2.12 Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article II, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Warrant Shares that a Holder is entitled to receive upon exercise of a Warrant pursuant to this Article II.

Section 2.13 Adjustment Rules. Any adjustments pursuant to this Article II shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made under this Agreement would reduce the Exercise Price per share of Common Stock to an amount below par value of the Common Stock, then such adjustment in Exercise Price made under this Agreement shall reduce the Exercise Price per share of Common Stock to the par value of the Common Stock.

Section 2.14 Prohibited Actions. The Company agrees that it will not take any action which would entitle a Holder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of the Warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

Section 2.15 Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to the Warrant Certificate, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Exercise Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE III

WARRANT AGENT

Section 3.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants and in accordance with the express provisions of this Agreement (and no implied terms or conditions), and the Warrant Agent hereby accepts such appointment.

Section 3.2 Liability of Warrant Agent. The Warrant Agent shall act under this Agreement solely as agent for the Company, and its duties shall be determined solely by the provisions of this Agreement. The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own willful misconduct, gross negligence or bad faith. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall in no event be liable for any consequential, indirect, punitive, special or incidental damages of any kind whatsoever (including but not limited to lost profits), even if such losses or damages are reasonably foreseeable. The Warrant Agent shall not incur any liability for not performing, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Warrant Agent (including without limitation any act or provision of any present or future law or regulation or governmental authority or any act of God, war, civil or military disorder). The provisions of this section shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

Section 3.3 Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents (which shall not include its employees).

Section 3.4 Disposition of Proceeds on Exercise of Warrants. The Warrant Agent shall account as promptly as practicable to the Company with respect to Warrants exercised and shall concurrently pay to the Company all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants. If the Warrant Agent shall receive any notice, demand or other document addressed to the Company by a Holder with respect to the Warrants, the Warrant Agent shall as promptly as practicable forward such notice, demand or other document to the Company. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

Section 3.5 Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel to the Company), and the Warrant Agent shall incur no liability or responsibility for any action taken, suffered or omitted to be taken by it under this Agreement in reasonable reliance on and in accordance with the advice of such counsel.

Section 3.6 Reliance on Documents. The Warrant Agent will not incur any liability or responsibility for any action taken in reasonable reliance on any notice, written statement, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent, presented or made by the proper party or parties. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same, except as evidenced by action taken by the Warrant Agent. The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations contained herein or in any Warrant, including without limitation obligations under any applicable regulation or law, and shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant or in the case of the receipt of any written demand from any Warrant holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

Section 3.7 Validity of Agreement. The Warrant Agent shall not be responsible for the validity, sufficiency, execution or delivery of this Agreement (except the due execution of this Agreement by the Warrant Agent) or for the validity, sufficiency, execution or delivery of any Warrant (except the due countersignature of such Warrant Certificate by the Warrant Agent), and the Warrant Agent shall not by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other securities) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other securities) will, pursuant to this Agreement or any Warrant, when issued, be validly issued, fully paid and nonassessable.

Section 3.8 Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chief Executive Officer, Chief Financial Officer, one of its Executive Vice Presidents or Vice Presidents, the Treasurer or the Controller of the Company, and to make an application to such officers for advice or instructions in connection with its duties, and the Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by it in reliance and in accordance with instructions of any such officer. The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken by the Warrant Agent in accordance with a proposal included in any such application to such officers on or after the date specified in such application (which date shall not be less than five (5) business days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

Section 3.9 Proof of Actions Taken. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering or omitting to take any action under this Agreement, such fact or matter may be deemed conclusively to be proved and established by a certificate signed by the Chief Executive Officer, Chief Financial Officer, one of its Executive Vice Presidents or Vice Presidents, the Treasurer or the Controller of the Company and delivered to the Warrant Agent, and such certificate shall be full authorization to the Warrant Agent for any action taken, suffered or omitted to be taken in the absence of bad faith by it under the provisions of this Agreement in reliance upon any such certificate.

Section 3.10 Compensation. The Company agrees to pay the Warrant Agent compensation to be agreed upon between the Warrant Agent and the Company for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, and to reimburse the Warrant Agent for all reasonable expenses (including attorney fees and expenses), taxes and governmental charges and other charges incurred by the Warrant Agent in connection with the negotiation, preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The provisions of this section shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

Section 3.11 Indemnity. The Company shall indemnify the Warrant Agent and save it harmless from and against any and all losses, liabilities, suits, actions, proceedings, judgments, claims (whether with or without basis in fact or law), demands, settlements, expenses, costs and counsel fees and expenses, for anything done or omitted to be done by the Warrant Agent in connection with the preparation, delivery, acceptance, administration, execution and amendment of this Warrant Agreement and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly, and the costs and expenses of enforcing its rights hereunder, except as a result of the Warrant Agent’s own willful misconduct, gross negligence or bad faith. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability under this Agreement with respect to, arising from or arising in connection with this Agreement, whether in contract, in tort or otherwise, is limited to and shall not exceed the amounts paid under this Agreement by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses. The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it. The provisions of this section shall survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent.

Section 3.12 Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding, provided, however, that if the Warrant Agent elects to institute any such action, suit or legal proceeding, it shall be under no obligation to take any action likely to involve expense unless it is furnished with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as warrant agent. In acting in the capacity of Warrant Agent under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants.

Section 3.13 Other Transactions in Securities of the Company. The Warrant Agent and any member, stockholder, director, officer, agent or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 3.14 Identity of Transfer Agent. Upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company’s capital stock issuable upon the exercise of the Warrants, the Company shall file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

Section 3.15 Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent under this Agreement until all the Warrants have been exercised or cancelled or are no longer exercisable.

Section 3.16 Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective. The Warrant Agent under this Agreement may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Any removal under this Section 3.16 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be (a) organized under the laws of the United States or one of the states thereof, (c) authorized under the laws of the jurisdiction of its organization to exercise shareowner services powers, (c) having a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority), or be an Affiliate of an entity having such a combined capital and surplus.

Section 3.17 Company to Appoint Successor. If at any time the Warrant Agent shall resign, shall be removed, shall become incapable of acting, shall be adjudged bankrupt or insolvent or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or the taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company. In the event that a successor Warrant Agent is not appointed by the Company within thirty (30) days, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Warrant Agent may petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent under this Agreement and shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this Section 3.17, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent under this Agreement.

Section 3.18 Successor to Expressly Assume Duties. Any successor Warrant Agent appointed under this Agreement shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment under this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as the Warrant Agent under this Agreement, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as the Warrant Agent under this Agreement.

Section 3.19 Successor by Merger. Any entity into which the Warrant Agent may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that it shall be qualified as aforesaid.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage prepaid, (a) to the Company, at its offices at 545 Washington Boulevard, Jersey City, New Jersey 07310, Attention: General Counsel, or (b) to the Warrant Agent, at its offices at Computershare Shareowner Services, 480 Washington Blvd., Jersey City, NJ 07310, Attention: Relationship Manager with a copy to Computershare Shareowner Services, 480 Washington Blvd., Jersey City, NJ 07310, Attention: Legal Department. Each party to this Agreement may from time to time change the address to which notices to it are to be delivered or mailed by notice to the other party. Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the registry of the Warrant Agent.

Section 4.2 Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provision in this Agreement, or to make any other provisions in regard to matters or questions arising under this Agreement that the Company may deem necessary or desirable; provided, however, that no such supplement or amendment to this Agreement shall be made that adversely affects the interests or rights of any of the Holders in any respect. Notwithstanding the foregoing, a supplement or amendment to this Agreement may be made by one or more substantially concurrent written instruments duly signed by the Holders of a majority of the then outstanding Warrants and delivered to the Company; provided, however, that the consent of each Holder affected thereby shall be required for any supplement or amendment pursuant to which: (a) the Exercise Price would be increased or the Exercise Number would be decreased (in each case, other than pursuant to adjustments in accordance with Article II), (b) the time period during which the Warrants are exercisable would be shortened or (c) the antidilution provisions set forth in Article II would be changed in such a way as to adversely affect such Holder; provided further, however, that the consent of the Holders of the majority of the then outstanding Warrants of a class of Warrants shall be required if the supplement or amendment to this Agreement adversely affects the Warrants of that class in a manner not shared by the other classes of Warrants. In determining whether the Holders of the required number of outstanding Warrants have approved any supplement or amendment to this Agreement, Warrants owned by the Company or its controlled Affiliates, if any, shall be disregarded and deemed not to be outstanding. Prior to the Warrant Agent executing any supplement or amendment requested by the Company, the Company shall deliver a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Agreement and the Warrants.

Section 4.3 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the respective successors and assigns of the Company or the Warrant Agent under this Agreement.

Section 4.4 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND EACH WARRANT ISSUED UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE WARRANTS, THE PARTIES HERETO AND EACH HOLDER IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE COUNTY OF WILMINGTON, STATE OF DELAWARE. NOTICE MAY BE SERVED UPON THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 4.1 AND UPON ANY HOLDER AT THE ADDRESS FOR SUCH HOLDER SET FORTH IN THE REGISTRY MAINTAINED BY THE COMPANY OR WARRANT AGENT PURSUANT TO SECTION 1.7. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HOLDER HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE WARRANTS.

Section 4.5 Benefits of this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; provided, that the Warrant Agent’s obligations hereunder shall be for the sole and exclusive benefit of the Company.

Section 4.6 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile, PDF or other electronic means), and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 4.7 Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part of this Agreement and shall not modify or restrict any of the terms or provisions of this Agreement.

Section 4.8 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction; provided, that if such invalid or unenforceable term affects the rights, duties, obligations or liabilities of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately.

Section 4.9 Availability of Agreement. The Warrant Agent shall keep copies of this Agreement and any notices given or received under this Agreement available for inspection by the Holders during normal business hours at its office designated for such purpose. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

Section 4.10 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

Section 4.11 Definitions. As used in this Agreement, the following terms having the meanings ascribed thereto below:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and (i) at any time when the Warrants are listed on the NASDAQ Stock Market or the New York Stock Exchange, any day on which the NASDAQ Stock Market or the New York Stock Exchange, as applicable, is authorized or required by law or other governmental actions to close or (ii) at any time when the Warrants are not listed on the NASDAQ Stock Market or the New York Stock Exchange, any day on which banking institutions in the State of New York or the State of New Jersey are authorized or required by law or other governmental actions to close.

“Class A Warrant” and “Class A Warrants” has the meaning set forth in the recitals.

“Class B Warrant” and “Class B Warrants” has the meaning set forth in the recitals.

“Class C Warrant” and “Class C Warrants” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“conversion” has the meaning set forth in Section 2.3.

“convertible securities” has the meaning set forth in Section 2.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Number” has the meaning set forth in Section 1.3.

“Exercise Price” has the meaning set forth in Section 1.3.

“Expiration Date” has the meaning set forth in Section 1.4.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“GA-GTCO” has the meaning set forth in the recitals.

“GETCO” has the meaning set forth in the recitals.

“Holder” and “Holders” has the meaning set forth in the recitals.

“Initial Number” has the meaning set forth in Section 2.3.

“Issue Date” means, with respect to a Warrant Certificate, the date set forth on such Warrant Certificate.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading (the “Principal Exchange”), or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two (2) members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under this Agreement, the Market Price per share of Common

Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by the Company for such purpose; provided, however, that if any such security is listed or traded solely on a non-U.S. market, such fair market value shall be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination; provided, further, that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such conversion date. For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Principal Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Merger Agreement” has the meaning set forth in the recitals.

“Mergers” has the meaning set forth in the recitals.

“Per Share Fair Market Value” has the meaning set forth in Section 2.4(a).

“Permitted Transactions” has the meaning set forth in Section 2.3.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer made to substantially all holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Common Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Common Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while any Warrants are outstanding. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Subsidiary” means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with U.S. GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“trading day” means (i) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (ii) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (x) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (y) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock. The term “trading day” with respect to any security other than the Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“U.S. GAAP” means United States generally accepted accounting principles.

“Warrants” has the meaning set forth in the recitals.

“Warrant Agent” has the meaning set forth in the preamble.

“Warrant Certificate” and “Warrant Certificates” has the meaning set forth in Section 1.1.

“Warrant Share” and “Warrant Shares” has the meaning set forth in Section 1.3.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

KCG Holdings, Inc.

By:		/s/ Leonard J. Amoruso
	Name:	Leonard J. Amoruso
	Title:	Chief Executive Officer

Computershare Shareowner Services LLC, as Warrant Agent

By:		/s/ Michael Legregin
	Name:	Michael Legregin
	Title:	Authorized Person

[Signature Page to the Warrant Agreement]

EXHIBIT A

VOID AFTER 5:00 P.M., New York City Time, [                    ], 201[    ]

Class A Warrants to Purchase

[                    ]

Shares of Common Stock

KCG Holdings, Inc.

CLASS A COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, [                    ] or registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereof, to purchase from KCG Holdings, Inc., a Delaware corporation (the “Company”), at any time from 9:00 a.m., New York City time, on [                    ], 201[    ] until 5:00 p.m., New York City time, on 201[    ]1 (the “Expiration Date”), at the purchase price of $12.00 per share (the “Exercise Price”), the number of shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), shown above. The number of shares purchasable upon exercise of the Class A Common Stock Purchase Warrants (the “Warrants”) and the Exercise Price are subject to modification and adjustment from time to time as set forth in the Warrant Agreement (as defined below).

The Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Notice of Exercise on the reverse side hereof duly executed and simultaneous payment of the Exercise Price at the office of Computershare Shareowner Services LLC (the “Warrant Agent”) designated for such purpose. Payment of such price shall be made, at the option of the Holder, either (i) in cash or by certified or official bank check payable to the Warrant Agent or (ii) by delivering a written direction to the Warrant Agent that the Holder desires to exercise Warrants pursuant to a “cashless exercise,” in which case the Holder will receive a number of shares of Common Stock that is equal to the aggregate number of shares of Common Stock for which the Warrants are being exercised less the number of shares of Common Stock that have an aggregate Market Price (as defined in the Warrant Agreement) on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of May [    ], 2013, by and between the Company and the Warrant Agent (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder by acceptance hereof consents. A copy of the Warrant Agreement may be obtained by the Holder upon written request to the Company or at the office of the Warrant Agent.

[1]	4-year term.

A-1

Upon any partial exercise of the Warrants evidenced by this Warrant Certificate, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent designated for such purpose by surrender of this Warrant Certificate properly completed and duly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder to purchase the same aggregate number of shares of Common Stock as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Holder may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof.

The Warrants may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, but only in accordance with the terms of the Warrant Agreement and in compliance with all applicable laws.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:	[ ],	201 [ ]

A-2

IN WITNESS WHEREOF, the parties hereto have caused this Certificate to be duly executed, all as of the day and year first above written.

KCG Holdings, Inc.

By:
Name:
Title:

Countersigned: Computershare Shareowner Services LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to Class A Warrant Certificate]

EXHIBIT B

VOID AFTER 5:00 P.M., New York City Time, [                    ], 201[    ]

Class B Warrants to Purchase

[                    ]

Shares of Common Stock

KCG Holdings, Inc.

CLASS B COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, [                    ] or registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereof, to purchase from KCG Holdings, Inc., a Delaware corporation (the “Company”), at any time from 9:00 a.m., New York City time, on [                    ], 201[    ] until 5:00 p.m., New York City time, on 201[    ]2 (the “Expiration Date”), at the purchase price of $13.50 per share (the “Exercise Price”), the number of shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), shown above. The number of shares purchasable upon exercise of the Class B Common Stock Purchase Warrants (the “Warrants”) and the Exercise Price are subject to modification and adjustment from time to time as set forth in the Warrant Agreement (as defined below).

The Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Notice of Exercise on the reverse side hereof duly executed and simultaneous payment of the Exercise Price at the office of Computershare Shareowner Services LLC (the “Warrant Agent”) designated for such purpose. Payment of such price shall be made, at the option of the Holder, either (i) in cash or by certified or official bank check payable to the Warrant Agent or (ii) by delivering a written direction to the Warrant Agent that the Holder desires to exercise Warrants pursuant to a “cashless exercise,” in which case the Holder will receive a number of shares of Common Stock that is equal to the aggregate number of shares of Common Stock for which the Warrants are being exercised less the number of shares of Common Stock that have an aggregate Market Price (as defined in the Warrant Agreement) on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of May [    ], 2013, by and between the Company and the Warrant Agent (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder by acceptance hereof consents. A copy of the Warrant Agreement may be obtained by the Holder upon written request to the Company or at the office of the Warrant Agent.

[2]	5-year term.

B-1

Upon any partial exercise of the Warrants evidenced by this Warrant Certificate, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent designated for such purpose by surrender of this Warrant Certificate properly completed and duly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder to purchase the same aggregate number of shares of Common Stock as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Holder may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof.

The Warrants may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, but only in accordance with the terms of the Warrant Agreement and in compliance with all applicable laws.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:	[ ],	201 [ ]

B-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

KCG Holdings, Inc.

By:
Name:
Title:

Countersigned: Computershare Shareowner Services LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to Class B Warrant Certificate]

EXHIBIT C

VOID AFTER 5:00 P.M., New York City Time, [                    ], 201[    ]

Class C Warrants to Purchase

[                    ]

Shares of Common Stock

KCG Holdings, Inc.

CLASS C COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, [                    ] or registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereof, to purchase from KCG Holdings, Inc., a Delaware corporation (the “Company”), at any time from 9:00 a.m., New York City time, on [                    ], 201[    ] until 5:00 p.m., New York City time, on 201[    ]3 (the “Expiration Date”), at the purchase price of $15.00 per share (the “Exercise Price”), the number of shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”), shown above. The number of shares purchasable upon exercise of the Class C Common Stock Purchase Warrants (the “Warrants”) and the Exercise Price are subject to modification and adjustment from time to time as set forth in the Warrant Agreement (as defined below).

The Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Notice of Exercise on the reverse side hereof duly executed and simultaneous payment of the Exercise Price at the office of Computershare Shareowner Services LLC (the “Warrant Agent”) designated for such purpose. Payment of such price shall be made, at the option of the Holder, either (i) in cash or by certified or official bank check payable to the Warrant Agent or (ii) by delivering a written direction to the Warrant Agent that the Holder desires to exercise Warrants pursuant to a “cashless exercise,” in which case the Holder will receive a number of shares of Common Stock that is equal to the aggregate number of shares of Common Stock for which the Warrants are being exercised less the number of shares of Common Stock that have an aggregate Market Price (as defined in the Warrant Agreement) on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of May [    ], 2013, by and between the Company and the Warrant Agent (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder by acceptance hereof consents. A copy of the Warrant Agreement may be obtained by the Holder upon written request to the Company or at the office of the Warrant Agent.

[3]	6-year term.

C-1

Upon any partial exercise of the Warrants evidenced by this Warrant Certificate, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent designated for such purpose by surrender of this Warrant Certificate properly completed and duly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder to purchase the same aggregate number of shares of Common Stock as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Holder may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof.

The Warrants may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, but only in accordance with the terms of the Warrant Agreement and in compliance with all applicable laws.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:	[ ],	201 [ ]

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

KCG Holdings, Inc.

By:
Name:
Title:

Countersigned: Computershare Shareowner Services LLC, as Warrant Agent

By:
Name:
Title:

[Signature Page to Class C Warrant Certificate]

EXHIBIT D

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

To: KCG Holdings, Inc.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant Certificate within for, and to purchase thereunder, __________ shares of the Class A common stock, par value $0.01 per share, of KCG Holdings, Inc. (the “Common Stock”), as provided for therein, and tenders herewith payment of the purchase price.

The purchase price shall be paid:

_____	in cash, certified check or official bank check; or

_____	by electing to receive a number of shares of Common Stock that is equal to the aggregate number of shares of Common Stock for which the Warrants are being exercised less the number of shares of Common Stock that have an aggregate Market Price (as defined in the Warrant Agreement) on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price (as defined in the Warrant Agreement).

Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

If in book-entry form:

DEPOSITORY ACCOUNT NUMBER:

NAME OF AGENT MEMBER:

D-1

If in definitive/certificated form:

SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE, IF ANY:	NAME:

ADDRESS:

SIGNATURE:

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the Permitted Transfer form below and must be guaranteed by a member of a recognized guarantee medallion program at a guarantee level satisfactory to the Warrant Agent.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.

D-2

PERMITTED TRANSFER

(To be executed only upon transfer of Warrant Certificate to the extent such transfer is permissible under the terms of the Warrant Agreement)

For value received, __________ hereby sells, assigns and transfers unto the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ attorney, to transfer said Warrant Certificate on the books of KCG Holdings, Inc., with full power of substitution in the premises.

Dated: ____________, 201_

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate and must be guaranteed by a member of a recognized guarantee medallion program at a guarantee level satisfactory to the Warrant Agent.

D-3